UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2005

QUANTA CAPITAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Victoria Street, Fourth Floor
Hamilton HM11
Bermuda
(Address of principal executive offices and zip code)

441-294-6350
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Conditions.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 11, 2005, Quanta Capital Holdings Ltd. (the "Company") issued a press release regarding the matters described in Item 4.02(a) of this Form 8-K. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 10, 2005, the Audit Committee of the Company concluded that the Company's financial statements for the quarter ended March 31, 2005 as set forth in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 would be restated. Accordingly, these financial statements should not be relied upon until the restated financial statements are available. The Company intends to file with the Securities and Exchange Commission an amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005 as soon as practicable.

The restatement results from the discovery of an error relating to the calculation of policy acquisition expenses for the quarter ended March 31, 2005. The Company has determined that this error does not affect any of its financial statements for prior periods.

The Company expects that the restatement of its results for the first quarter of 2005 will result in the recognition of a net loss of approximately $0.6 million as compared to previously reported net income of approximately $1.4 million. Acquisition expense is expected to be approximately $20.4 million as compared to reported acquisition expense of approximately $18.4 million. Premiums receivable is expected to be reduced to $185.6 million from previously reported premiums receivable of $187.6 million.

The decision to restate the March 31, 2005 financial statements based on this matter was made by the Audit Committee, upon the recommendation of management and with the concurrence of the Company's independent registered public accounting firm. The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm.

In connection with the restatement, management also will revise its disclosure on internal control over financial reporting, which will be included in the Company's Form 10-Q/A for the quarter ended March 31, 2005, to disclose a material weakness as of March 31, 2005, in its internal control over financial reporting with respect to the calculation of acquisition expense. The Company has evaluated the effectiveness of its internal controls for the calculation of acquisition expenses as of March 31, 2005 and has determined that the mathematical error referenced above indicates a material weakness in internal control over financial reporting with respect to the calculation of acquisition expenses. The Company is taking steps to ensure that the material weakness is remedied, including adding staffing and implementing enhanced analytics and control processes over the calculation of acquisition expenses.

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit Number	Description
99.1	Press release dated May 11, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta Capital Holdings Ltd.
Date: May 13, 2005	/s/ Tobey J. Russ
Tobey J. Russ
Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated May 11, 2005.